TAG-ALONG AGREEMENT

     This TAG-ALONG AGREEMENT (this "Agreement") is entered into as of June 26, 2002, by and among Medical Technology Systems, Inc., a Delaware corporation (the "Company"), Eureka I, L.P. (the "Purchaser") and Todd E. Siegel (the "Stockholder").

                                    RECITALS

     WHEREAS, on this date the Company is issuing 2,000 shares of its Series A Convertible Participating Preferred Stock to the Purchaser and Warrants to purchase 566,517 Shares of Common Stock of the Company pursuant to a Securities Purchase Agreement of even date herewith (the "Purchase Agreement");

     WHEREAS, one of the conditions to the investment by the Purchaser is the execution of this Agreement providing for certain restrictions and obligations with respect to capital stock of the Company held by the Stockholder.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement and in the Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. STOCK RESTRICTION PROVISIONS.

     1.1 Right of Participation in Sales.

          (a) Co-Sale Right. If at any time the Stockholder desires to sell or otherwise dispose of all or any of the capital stock of the Company beneficially owned by it to any person or entity (the "Proposed
     Transferee"), the Purchaser shall have the right to participate in such disposition, to the extent of its Pro Rata Portion at the same price and upon the same terms and conditions as involved in such disposition by the Stockholder, and the Stockholder shall make effective arrangements for such participation (which shall be a condition to any sale by the Stockholder). The Stockholder shall provide at least twenty (20) days prior written notice of such sale (the "Co-Sale Notice") to the Company and the Purchaser.

          (b) Pro Rata Portion. For purposes of subsection (a), the Purchaser's "Pro Rata Portion" means the result obtained by multiplying the number of shares of Common Stock held by the Purchaser by a fraction of which the numerator is the number of shares of Common Stock disposed of by the Stockholder to the Proposed Transferee, and of which the denominator is the number of shares of Common Stock held by the Stockholder immediately before such disposition. For this purpose, (1) "Common Stock" means all capital stock of the Company, however designated, that participates in any liquidation or dissolution of the Company without limit as to per-share amount; (2) any sale of securities or other rights that are convertible into, exercisable for or exchangeable for Common Stock ("Convertible Securities") shall be treated as a sale of the underlying Common Stock; and
     (3) the Pro Rata Portion shall be calculated on the assumption that all Convertible Securities held by the Stockholder or the Purchaser shall have been converted, exercised or exchanged.


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          (c) Notice of Intent to  Participate.  If the  Purchaser  wishes to so participate in any sale under this Section 1.1, it shall notify the Stockholder of such intention within fifteen (15) days after the date the Co-Sale Notice is received.

          (d) Exception. This Section shall not apply to any disposition by the Stockholder of shares of Common Stock which, when aggregated with all shares of Common Stock disposed of by the Stockholder and all Other Stockholders during the calendar month in which the disposition in question occurs and the preceding eleven calendar months, does not exceed 70,000 shares of Common Stock. "Other Stockholder" means each stockholder of the Company who is, at the time of the disposition in question, party to an agreement with the Purchaser similar to this Agreement.

          (e) Family Transfers. This Section shall not apply to any disposition without consideration to any member of the Siegel Family (as defined in the Purchase Agreement), but the Stockholder will not make any such disposition unless the transferee and the Company execute and deliver an agreement with the Purchaser identical to this Agreement. Any disposition made pursuant to this subsection will be disregarded for purposes of subsection (d).

     1.2 Put Right. In the event of any sale, transfer, assignment or disposition of any capital stock by the Stockholder in violation of any provision of Section 1.1 of this Agreement, the Purchaser shall have the right, in addition to all other rights for breach of this Agreement, to elect to cause such Stockholder to purchase, and such Stockholder shall be obligated to purchase, from the Purchaser and at the same price per share and on the same terms and conditions as involved in such disposition by such Stockholder, the number of shares of Common Stock that the Purchaser was entitled to sell under
Section 1.1.

SECTION 2. MISCELLANEOUS.

     2.1 Duration of Agreement. Except as otherwise provided herein, the rights and obligations of the Company, the Purchaser and the Stockholder under this Agreement shall terminate June 26, 2012.

     2.2 Legend. Each certificate representing shares of capital stock beneficially owned by the Stockholder shall bear a legend in substantially the following form, until such time as the shares of capital stock, represented thereby are no longer subject to the provisions hereof:

          "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Tag-along Agreement dated as of June 26, 2002, as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Tag-along Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

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     2.3 Governing Law. This Agreement  shall be governed in all respects by the laws of Delaware.

     2.4 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if any other party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting parties will not have an adequate remedy at law. The non-defaulting parties shall, therefore, be entitled to obtain specific performance of the defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting parties have an adequate remedy at law.

     2.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     2.6 Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     2.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.8 Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the mutual written consent of all the parties hereto.

     2.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of or in any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party of any breach, default or noncompliance under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     2.10 Notices and Consents. All notices and consents required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each party at the address set forth on the signature pages hereof or at such other address as any party may designate by ten (10) days advance written notice to the other parties hereto.

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     2.11  Attorneys'  Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants actually incurred, which shall include, without limitation, all fees, costs and expenses of appeals.

     2.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     2.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     2.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     2.15 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company, the Stockholder and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


Address:                                  MEDICAL TECHNOLOGY SYSTEMS, INC.

12920 Automobile Boulevard
Clearwater, FL  33762

                                               Name:
                                               Title:


Address:                                  EUREKA I, L.P.

770 Township Line, Suite 150              By: EUREKA MANAGEMENT, L.P.,
Yardley, Pennsylvania 19067                   its sole general partner

                                          By: BERWIND CAPITAL PARTNERS, LLC,
                                              its sole general partner

                                          By:  _______________________________
                                               Christine C. Jones,
                                               President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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Address:

12920 Automobile Boulevard
Clearwater, FL  33762

                                               ______________________________
                                               Todd E. Siegel